                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY

                                 6,450,000

                     ASPEN INSURANCE HOLDINGS LIMITED

                              ORDINARY SHARES

                           UNDERWRITING AGREEMENT

                                                                  March 22, 2005

CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
  As Representatives of the Several Underwriters,
  c/o Credit Suisse First Boston LLC,
        Eleven Madison Avenue,
        New York, NY 10010-3629

Dear Sirs:

         1. Introductory. The shareholders listed in Schedule A hereto (the
"SELLING SHAREHOLDERS") propose severally to sell an aggregate of 6,450,000 outstanding shares (the "FIRM SECURITIES") of the ordinary shares, par value
$.0015144558 per share (the "SECURITIES"), of Aspen Insurance Holdings Limited,
a Bermuda company (the "COMPANY"), and the Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 870,000 additional outstanding shares (the "OPTIONAL SECURITIES") of the Company's Securities as set forth below. The Firm Securities and the
Optional Securities are herein collectively called the "OFFERED SECURITIES". The
Selling Shareholders hereby agree with the Company and with the several
Underwriters named in Schedule B hereto (the "UNDERWRITERS") as follows:

         2. Representations and Warranties of the Company and the Selling
Shareholders.

         (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (i) A registration statement (No. 333-122571) relating to the
         Offered Securities, including a prospectus (the "INITIAL REGISTRATION
         STATEMENT") has been filed with the Securities and Exchange Commission
         (the "COMMISSION") and has been declared effective under the Securities
         Act of 1933 (the "ACT") and either (A) is not proposed to be amended or
         (B) is proposed to be amended by amendment or post-effective amendment.
         Either (A)

         an additional registration statement (the "ADDITIONAL
         REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)")
         under the Act (if available) and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or
         (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) (if available) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the
         Commission or has become effective upon filing pursuant to Rule 462(c)
         ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement,
         "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the
         Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the
         Company has advised the Representatives that it proposes to file one,
         "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE"
         with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its
         Effective Time, including all material incorporated by reference therein and including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the
         "INITIAL REGISTRATION STATEMENT". The additional registration statement
         (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein, is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT".
         The Initial Registration Statement and the Additional Registration
         Statement are hereinafter referred to collectively as the "REGISTRATION
         STATEMENTS" and individually as a "REGISTRATION STATEMENT". The prospectus included in each Registration Statement, as supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule
         424(b) ("RULE 424(B)") under the Act, including all material incorporated by reference in such prospectus is hereinafter referred to as the "PROSPECTUS". Any preliminary prospectus included in a
         Registration Statement or filed with

         the Commission pursuant to Rule 424(b), including all material incorporated by reference in such preliminary prospectus, as supplemented, is hereinafter referred to as a "PRELIMINARY PROSPECTUS".
         No document has been or will be prepared or distributed in reliance on
         Rule 434 under the Act.

                  (ii) On the Effective Date of the Initial Registration
         Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date of the Additional
         Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the
         Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time of filing of the Preliminary Prospectus, the Preliminary Prospectus
         conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated
         therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of this Agreement, the Initial Registration Statement and, if the
         Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration
         Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The four preceding sentences do not apply to statements in or omissions from a
         Registration Statement, a Preliminary Prospectus or the Prospectus
         based upon written information furnished to the Company by any
         Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

                  (iii) Neither the Company nor any of its subsidiaries has
         sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business (exclusive of reinsurance treaties and insurance policies covering third-party risks) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the
         Prospectus; and, since the respective dates as of which information is given in any Registration Statement and the Prospectus, there has not been any material adverse change in the capital stock, the capital or surplus or long-term debt of the Company or

         any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the
         Prospectus.

                  (iv) Neither the Company nor any of Aspen Insurance UK Limited
         ("ASPEN U.K."), Aspen Insurance Limited ("ASPEN BERMUDA") and Aspen
         Specialty Insurance Company ("ASPEN U.S." and, together with Aspen U.K.
         and Aspen Bermuda, the "DESIGNATED SUBSIDIARIES") hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the Prospectus are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued
         possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders' equity or business prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (v) The Company has been duly incorporated and is validly
         existing as an exempted company in good standing under the laws of
         Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing
         (including, in the case of Aspen Insurance Limited, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect;
         and except for Aspen (UK) Holdings Limited ("ASPEN U.K. HOLDINGS"),
         Aspen Insurance UK Services Limited ("ASPEN U.K. SERVICES"), Aspen U.S.
         Holdings, Inc. ("ASPEN U.S. HOLDINGS"), Aspen Specialty Insurance
         Management Inc. ("ASPEN SPECIALTY"), Aspen Insurance U.S. Services Inc.
         ("ASPEN U.S. SERVICES") and Aspen Re America, Inc. ("ASPEN RE
         America"), none of which, other than Aspen U.K. Holdings, is a
         "significant subsidiary" of the Company as that term is defined in Rule
         1-02(w) of Regulation S-X of the Rules and Regulations, the Designated
         Subsidiaries are the only subsidiaries of the Company.

                  (vi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the
         Company, including the Offered Securities, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of share capital contained in the Prospectus; and all of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights which have not been complied with; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, the Securities or any other class of capital stock of the Company (except for the 3,781,120 options issued to Wellington Underwriting plc ("WELLINGTON") and the 1,710,398
         options issued to the Appleby Trust (Bermuda) Limited, as trustee, which holds the securities for the members of Syndicate 2020 who are not corporate members of Wellington, and options issued pursuant to the
         Company's 2003 Share Incentive Plan); except as disclosed in the
         Prospectus, there are no restrictions on subsequent transfers of the
         Offered Securities under the laws of Bermuda, as long as they are listed on the New York Stock Exchange, and of the United States; and
         except as disclosed in the Prospectus, no party has the right to require the Company to register securities.

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) There are no currency exchange control laws or
         withholding taxes, in each case of Bermuda or the United Kingdom (or any political subdivision or taxing authority thereof) that would be applicable to the payment of dividends (A) on the Offered Securities by the Company (other than as may apply to residents of Bermuda for
         Bermuda exchange control purposes) or (B) by any of the Company's subsidiaries to the Company; the Bermuda Monetary Authority (the "BMA")
         has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted permission for the issue and free transferability of the Offered Securities being offered pursuant to the Registration Statement, as long as they are listed on the New
         York Stock Exchange, to and among persons who are non-residents of
         Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Offered Securities to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and
         Aspen Bermuda are "exempted companies" under Bermuda law and have not
         (V) acquired and do not hold any land for their respective business in
         Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the
         Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not

         more than 21 years in order to provide accommodation or
         recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of
         Bermuda, or (Z) conducted their business in a manner that is prohibited for "exempted companies" under Bermuda law; neither the Company nor
         Aspen Bermuda has received notification from the BMA or any other
         Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to transfer the Securities or its status as an "exempted company".

                  (ix) The execution, delivery and performance of this
         Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a "CONSTITUTIONAL DOCUMENT"), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a
         "GOVERNMENTAL AGENCY") having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (C), as would not, individually or in the aggregate, result in a
         Material Adverse Effect.

                  (x) No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the "GOVERNMENTAL AUTHORIZATIONS") is required for the consummation by the Company of the transactions contemplated hereby, except (A) the registration under the Act of the Offered Securities,
         (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the
         Representatives, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Offered
         Securities by or for the account of the Underwriters, (D) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (E) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA.

                  (xi) Except as disclosed in the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements that are filed as exhibits to the Registration Statement

         are in full force and effect; neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its
         Constitutional Documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.

                  (xii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with
         (A) the sale and delivery of the Offered Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Offered Securities to the
         initial purchasers thereof.

                  (xiii) The Company has no knowledge of any threatened or
         pending downgrading of the rating accorded the debt securities of the
         Company or the financial strength or claims-paying ability of the
         Company or any of the Designated Subsidiaries by A.M. Best Company,
         Inc., Standard & Poor's Ratings Service, a Division of The McGraw-Hill
         Companies, Inc., or Moody's Investors Services, Inc. (collectively, the
         "RATINGS AGENCIES" and, individually, a "RATING AGENCY"). The Ratings
         Agencies are the only "nationally recognized statistical rating organizations," as that term is defined by the Commission for purposes of Rule 463(g)(2) under the Act, which currently rate the debt securities of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries. None of
         the Ratings Agencies and no other nationally recognized statistical rating organization currently rates any other securities of the Company or any securities of its subsidiaries.

                  (xiv) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a
         Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental
         Agency or threatened by others.

                  (xv) The Company is not and, after giving effect to the
         offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (xvi) Each of the Designated Subsidiaries and Aspen Specialty
         is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "INSURANCE LAWS") of each jurisdiction in which the

         conduct of its existing business as described in the
         Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Designated Subsidiaries and Aspen Specialty has made all required filings under applicable holding company statutes or other Insurance
         Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect;
         except as described in the Prospectus, each of the Company, the
         Designated Subsidiaries and Aspen Specialty has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a
         Material Adverse Effect; none of the Company, the Designated
         Subsidiaries or Aspen Specialty has received any notification from any insurance regulatory authority or other governmental authority in the
         United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company, the Designated Subsidiaries or Aspen
         Specialty to conduct its existing business as described in the
         Prospectus; and except as otherwise described in the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the
         Company or any of the Designated Subsidiaries.

                  (xvii) Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B)
         transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) assets as recorded are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xviii) Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance
         Laws of the United States and the various states thereof, Bermuda, the
         United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material
         Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and

         records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (xix) (A) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen U.S., Aspen U.K. and Aspen
         U.K. Services, in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company's knowledge, any tax returns required to be filed by Aspen U.S., Aspen U.K. and Aspen U.K. Services in any
         jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from
         Aspen U.S. have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case (1)
         except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (a) any of them was characterized as a "personal holding company" as defined in Section
         542 of the Internal Revenue Code of 1986, as amended (the "CODE"), (b)
         any of them other than Aspen Specialty, Aspen U.S., Aspen U.S.
         Holdings, Aspen U.S. Services and Aspen Re America (collectively, the
         "U.S. SUBSIDIARIES") was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen U.K.
         Holdings and Aspen U.K. Services (collectively, the "U.K.
         SUBSIDIARIES") was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom;
         no deficiency assessment with respect to a proposed adjustment of the
         Company's or any of its subsidiaries' taxes is pending or, to the best of the Company's knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material
         Adverse Effect.

                  (xx) Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted
         Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Prospectus under the caption "Material Tax
         Considerations--Taxation of Aspen Holdings and Subsidiaries--Bermuda,"
         and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

                  (xxi) Based upon and subject to the assumptions and
         qualifications set forth in the Prospectus under the caption "Material
         Tax Considerations," the Company does not believe (A) that either the
         Company or any of its subsidiaries currently should be, or upon the sale of the Offered Securities contemplated hereby should be, (1) treated as a "passive foreign investment company" as defined in
         Section 1297(a) of the Code, (2) characterized as a "personal holding company" as defined in Section 542 of the Code, (3) except for the U.S.
         Subsidiaries, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code (although the Internal Revenue Service may be able to successfully assert that
         Aspen U.K. has a U.S. trade or business and a U.S. permanent establishment as a result of the binding authorities previously granted to Wellington Underwriting Inc. by Aspen U.K. and likely will be able to successfully assert that Aspen U.K. has a U.S. trade or business and a permanent establishment as a result of the binding authorities granted to Aspen Re America by Aspen U.K.), or (4) except for the U.K.
         Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or
         (B) that any U.S. person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning
         (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10% or more of the total voting power of the Company or any of its foreign subsidiaries; and to the best of the Company's knowledge, in the event that the Internal Revenue
         Service were to be successful in asserting that Aspen U.K. has a U.S.
         trade or business as a result of the binding authorities previously granted to Wellington Underwriting Inc. and Aspen Re America by Aspen
         U.K., it would not result in a Material Adverse Effect.

                  (xxii) Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that the related person insurance income of either of Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company's gross insurance income for any taxable year in the foreseeable future.

                  (xxiii) The audited consolidated financial statements included or incorporated by reference in the Registration Statement and the
         Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the
         Company and its consolidated subsidiaries for the periods specified;
         except as otherwise disclosed in the Registration Statement and
         Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the
         United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

                                       10

                  (xxiv) KPMG Audit plc, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

                  (xxv) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of
         1934, as amended (the "EXCHANGE ACT"), and files reports with the
         Commission on the Electronic Data Gathering, Analysis, and Retrieval
         (EDGAR) system. Any documents filed with or furnished to the Commission under the Exchange Act, when they were or are filed with or furnished to the Commission, (A) conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B)
         did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xxvi) The Company and, to the knowledge of the Company, the
         Company's directors and officers, in their capacities as such, are in compliance with the currently applicable provisions of the
         Sarbanes-Oxley Act of 2002.

                  (xxvii) The Securities have been registered pursuant to
         Section 12 of the Exchange Act and the outstanding Securities, including the Offered Securities, have been listed on the New York
         Stock Exchange. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from the New York
         Stock Exchange, nor has the Company received any notification that the
         Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

         (b) Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as to itself and not as to any other Selling Shareholder that:

                  (i) This Agreement has been duly authorized, executed and
         delivered by or on behalf of such Selling Shareholder.

                  (ii) The custody agreement (each, a "CUSTODY AGREEMENT" and, together with the custody agreements of each other Selling Shareholder, the "CUSTODY AGREEMENTS") and the power of attorney (a "POWER OF
         ATTORNEY") of such Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, except as to rights to indemnification thereunder, which may be limited by public policy, and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iii) The execution, delivery and performance by or on behalf of such Selling Shareholder of this Agreement and the Custody Agreement and the Power of Attorney of

                                       11

         such Selling Shareholder, the compliance by such Selling
         Shareholder with all of the provisions of this Agreement and the
         Custody Agreement and the Power of Attorney of such Selling Shareholder and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A)
         the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as the case may be, of such Selling Shareholder (if such Selling
         Shareholder is not a natural person), (B) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject or (C) any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over such Selling Shareholder or any of its properties. No
         Governmental Authorization is required for the consummation by such
         Selling Shareholder of the transactions contemplated hereby, except (A)
         the registration under the Act of the Offered Securities, (B) such
         Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the
         Representatives and (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Offered
         Securities by or for the account of the Underwriters.

                  (iv) Such Selling Shareholder has, or with respect to a
         Selling Shareholder established in the Netherlands Antilles or the
         Netherlands, one or more or all of the general partners of such Selling
         Shareholder, as the case may be, has, and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the
         Offered Securities to be delivered by such Selling Shareholder on such
         Closing Date and full right, power and authority to enter into this
         Agreement and the Custody Agreement and Power of Attorney of such
         Selling Shareholder and to sell, assign, transfer and deliver the
         Offered Securities to be delivered by such Selling Shareholder on such
         Closing Date hereunder; and upon the delivery of and payment for the
         Offered Securities on each Closing Date hereunder the several
         Underwriters will acquire valid and unencumbered title to the Offered
         Securities to be delivered by such Selling Shareholder on such Closing
         Date.

                  (v) On the Effective Date of the Initial Registration
         Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date of the Additional
         Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading. At the time of filing of the Preliminary Prospectus, the
         Preliminary Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated
         therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of this Agreement, the Initial Registration

                                       12

         Statement and, if the Effective Time of the Additional
         Registration Statement is prior to the execution and delivery of this
         Agreement, the Additional Registration Statement at the time of filing of the Prospectus pursuant to Rule 424(b), did not include, or will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The four preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement, the Prospectus or the
         Preliminary Prospectus are based on written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder is that described as such in Section 7(b)
         hereof.

                  (vi) The sale of the Offered Securities by such Selling
         Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                  (vii) Except as disclosed in the Prospectus, there are no
         contracts, agreements or understandings between such Selling
         Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

                  (viii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities being sold pursuant to this Agreement.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $24 per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

         Certificates in negotiable form for the Offered Securities have been placed in custody, for delivery under this Agreement and under Custody
Agreements made with Mellon Investor Services LLC, as custodian ("Custodian").
Each Selling Shareholder agrees that the shares represented by the certificates held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder

                                       13

or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for the Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Custodian will deliver the Firm Securities to the Representatives through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the
Custodian at 9:30 a.m., New York City time, on March 29, 2005 or at such other time not later than seven full business days thereafter as the Representatives and the Custodian determine, such time being herein referred to as the "FIRST
CLOSING DATE". The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the
Representatives request and will be made available for checking and packaging at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York,
New York 10017 at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from the Representatives given to the
Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Shareholders listed in Schedule A hereto as having agreed to sell Optional Securities agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional
Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by the
Representatives to eliminate fractions) set forth opposite the names of all
Selling Shareholders in Schedule A hereto. Such Optional Securities shall be purchased from each Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such
Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional
Securities or any portion thereof may be exercised from time to time not more than 30 days subsequent to the date of the Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Selling Shareholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First
Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the
Representatives but shall be not later than five full business days after written

                                       14

notice of election to purchase Optional Securities is given. The
Custodian will deliver the Optional Securities being purchased on each Optional
Closing Date to the Representatives through the facilities of DTC, for the respective accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the
Custodian. The certificates for the Optional Securities being purchased on each
Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Simpson Thacher & Bartlett LLP at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters.

         (a) It is understood that the several Underwriters propose to offer the
         Offered Securities for sale to the public as set forth in the
         Prospectus.

         (b) Each Underwriter represents, warrants and agrees that:

                  (i) It has not offered or sold, and, prior to the expiration of the period of six months from the Closing Date for the offering of the Offered Securities, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; it has
         complied and will comply with all applicable provisions of the
         Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of the FSMA) received by it in connection with the issue and sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

                  (ii) It is aware of the fact that no German selling prospectus
         (Verkaufsprospekt) has been or will be published in respect of the sale of the Offered Securities and that it will comply with the Securities
         Selling Prospectus Act of the Federal Republic of Germany
         (Wertpapier-Verkaufsprospektgesetz). In particular, each Underwriter has undertakes not to engage in a public offering in the Federal
         Republic of Germany with respect to any Securities otherwise than in accordance with the Securities Selling Prospectus Act and any other act replacing or supplementing the Securities Selling Prospectus Act and all other applicable laws and regulations.

                  (iii) The Offered Securities are being offered and sold
         outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the
         Republic of

                                       15

         France, and that it has not distributed and will not
         distribute or cause to be distributed to the public in the Republic of
         France the Prospectus or any other offering material relating to the
         Securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to (a) qualified investors
         (investisseurs qualifies) and/or (b) a restricted group of investors
         (cercle restreint d'investisseurs), all as defined in Article L.411-2 of the Monetary and Financial Code and decret no. 98-880 dated 1st
         October, 1998.

                  (iv) The Offered Securities may not be offered, sold,
         transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large enterprises, which trade or invest in securities in the course of a profession or trade. Individuals or legal entities who or which do not trade or invest in securities in the course of their profession or trade may not participate in the offering of the Offered Securities, and the Prospectus or any other offering material relating to the
         Offered Securities may not be considered an offer or the prospect of an offer to sell or exchange the Offered Securities.

                  (v) The offering of the Offered Securities has not been
         registered with the Commissione Nazionale per le Societa e la Borsa
         ("CONSOB") pursuant to Article 94, paragraph 1 of Legislative Decree
         No. 58 of 24 February 1998, as amended ("LEGISLATIVE DECREE NO. 58").
         Therefore, (i) the Offered Securities cannot be offered in Italy in a solicitation to the public at large (sollecitazione all'investimento);
         and (ii) the Offered Securities can only be offered in Italy to
         "professional investors" (investitori professionali), as defined under
         Article 31, paragraph 2, of CONSOB Regulation No. 11522 of 1 July 1998, as amended, or pursuant to another exemption from the registration requirement set forth by Article 94, paragraph 1 of Legislative Decree
         No. 58. The offer and sale of the Offered Securities in Italy can in any event be effected only in accordance with any applicable Italian laws and regulations, including Legislative Decree No. 385 of 1
         September 1993, and any other securities, tax and exchange control regulations and any applicable requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

         5. Certain Agreements of the Company, the Selling Shareholders and the
         Underwriters.

         (a) The Company agrees with the several Underwriters and the Selling
         Shareholders that:

                  (i) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) (as consented to by the
         Representatives) within the time period specified in the applicable subparagraph of such Rule. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the
         Offered Securities under the

                                       16

         Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if the additional registration statement has been filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) (if available) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the
         Representatives.

                  (ii) The Company will advise the Representatives promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the
         Initial Registration Statement, the Additional Registration Statement
         (if any) or the Prospectus and will not effect any such amendment or supplementation that shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will also advise the Representatives promptly of the effectiveness of each Registration
         Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplementation of a
         Registration Statement or the Prospectus, of the institution by the
         Commission of any stop order in respect of a Registration Statement, a
         Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement or the Prospectus or for
         additional information. In the event of the issuance of any such stop order or any order suspending any such qualification, the Company will promptly use its reasonable best efforts to obtain the withdrawal of such order.

                  (iii) If, at any time when a prospectus relating to the
         Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the
         Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (iv) As soon as practicable, but not later than the
         Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the
         Effective Date of the Initial Registration Statement (or, if later, the
         Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such

                                       17

         Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE"
         means the 90th day after the end of such fourth fiscal quarter.

                  (v) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to
         10:00 A.M., New York time, on the business day following the delivery of this Agreement. All other such documents shall be so furnished as soon as available.

                  (vi) The Company will arrange for the qualification of the
         Offered Securities for sale under the laws of such jurisdictions as the
         Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution;
         provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (vii) For the period specified below (the "LOCK-UP PERIOD"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, any grants of options under the Company's 2003 Share Incentive Plan and any issuances of Securities pursuant to the exercise of such options. The initial
         Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

                  (viii) The Company agrees to pay or cause to be paid all
         expenses incident to the performance of its obligations under this
         Agreement, including (A) the fees and disbursements of the Company's counsel and the Company's accountants and the reasonable fees and disbursements of counsel for the Selling Shareholders in connection with the registration of the Offered Securities under the Securities
         Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus,
         the Prospectus and amendments and supplements to any of the foregoing, including the costs of printing and distributing copies of all such documents to the Underwriters and dealers, in the quantities specified herein, (B) any filing fees and other

                                       18

         expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered
         Securities for sale under the laws of such jurisdictions as the
         Representatives designate and the printing of memoranda relating thereto, (C) the filing fee incident to the review by the National
         Association of Securities Dealers, Inc. of the Offered Securities, (D)
         the costs and charges of the Custodian, (E) the costs and charges of appointing each agent for service of process pursuant to Section 14 of this Agreement, (F) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the
         Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings and (G) all reasonable fees and disbursements of special counsel to each Selling
         Shareholder, solely with respect to delivery of opinions required by this Agreement. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling
         Shareholders may otherwise have for the allocation of such expenses among themselves.

         (b) Each Selling Shareholder agrees with the several Underwriters and the Company that:

                  (i) Such Selling Shareholder will pay all expenses incident to the performance of the obligations of such Selling Shareholder hereunder for which provision is not otherwise made in this Section, including any transfer or other taxes on the sale of the Offered
         Securities to the Underwriters.

                  (ii) The Selling Shareholders will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered
         Securities and on the execution and delivery of this Agreement. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the
         Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

         (c) The Underwriters agree with the Selling Shareholders and the
         Company that, except as provided in this Section, Section 9 and the provisions with respect to indemnity and contribution, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

         (d) The Company and each Selling Shareholder acknowledge that this
         Agreement has been entered into, and the transactions contemplated hereby are being effected, pursuant to the Third Amended and Restated
         Registration Rights Agreement dated as of November 14, 2003, among the
         Company and each of the shareholders of the Company listed on Schedule
         1 thereto (the "Registration Rights Agreement"). Each Selling
         Shareholder agrees with the Company that,

                                       19

         for the purposes of the indemnification provisions of the Registration
         Rights Agreement, such Selling Shareholder has furnished to the Company for use in the Registration Statement, the Preliminary Prospectus and
         the Prospectus the information that is described in Section 7(b) hereof as having been furnished by such Selling Shareholder for use in the
         Registration Statement, the Preliminary Prospectus and the Prospectus.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the
First Closing Date and the Optional Securities to be purchased on each Optional
Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling
Shareholders of their obligations hereunder and to the following additional conditions precedent:

         (a) On the date of the Prospectus (prior to the execution of this
Agreement), on the effective date of any additional registration or any post-effective amendment to any Registration Statement, in each case, that is filed subsequent to the date of this Agreement and on each Closing Date (in each case, at 9:30 a.m., New York time, on such date), KPMG Audit Plc shall have furnished to the Representatives a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representatives.

         (b) If the Effective Time of the Additional Registration Statement (if
any) is not prior to the execution and delivery of this Agreement, such
Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the
Commission shall have been complied with to the Representatives' reasonable satisfaction.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the
Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries by any Rating Agency or any
public announcement that any Rating Agency has any such rating under surveillance or review (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., U.K., Bermudian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the

                                       20

Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by United States federal, New York, U.K. or Bermudian authorities;
(vii) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Securities or transfers thereof; (viii) any major disruption of settlements of securities or clearance services in the United
States, United Kingdom or Bermuda or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United
Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

         (d) The Representatives shall have received an opinion, dated such
Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special United States counsel for the Company in the form of Annex I hereto.

         (e) The Representatives shall have received an opinion, dated such
Closing Date, of Appleby Spurling Hunter, Bermuda counsel for the Company in the form of Annex II hereto.

         (f) The Representatives shall have received an opinion, dated such
Closing Date, of LeBoeuf, Lamb, Greene & MacRae, U.K. counsel for the Company, in the form of Annex III hereto.

         (g) The Representatives shall have received an opinion, dated such
Closing Date, of David Curtin, General Counsel to Aspen Insurance UK Limited, in
the form of Annex IV hereto.

         (h) The Representatives shall have received opinions, dated such
Closing Date, of Weil, Gotshal & Manges LLP, special United States counsel for the Selling Shareholders, in the form of Annex V hereto.

         (i) The Representatives shall have received an opinion, dated such
Closing Date, of Walkers, Cayman Islands counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

         (j) The Representatives shall have received an opinion, dated such
Closing Date, of Lovells, English counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

         (k) The Representatives shall have received an opinion, dated such
Closing Date, of Clifford Chance, English counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

         (l) The Representatives shall have received an opinion, dated such
Closing Date, of Clifford Chance, German counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

                                       21

         (m) The Representatives shall have received an opinion, dated such
Closing Date, of Ashurst, English counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

         (n) The Representatives shall have received an opinion, dated such
Closing Date, of SJ Berwin, German counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

         (o) The Representatives shall have received an opinion, dated such
Closing Date, of De Brauw Blackstone Westbroek N.V., Dutch and Netherlands
Antilles counsel for certain of the Selling Shareholders, in form and substance satisfactory to the Representatives.

         (p) The Representatives shall have received an opinion, dated such
Closing Date, of Weil, Gotshal & Manges LLP, United States counsel for certain of the Selling Shareholders, in form and substance satisfactory to the
Representatives.

         (q) The Representatives shall have received an opinion, dated such
Closing Date, of Slaughter & May, English counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

         (r) The Representatives shall have received an opinion, dated such
Closing Date, of SJ Berwin, English counsel for certain of the Selling
Shareholders, in form and substance satisfactory to the Representatives.

         (s) The Representatives shall have received an opinion, dated such
Closing Date, of Appleby Spurling Hunter, Bermuda counsel for certain of the
Selling Shareholders, in form and substance satisfactory to the Representatives.

         (t) The Representatives shall have received an opinion, dated such
Closing Date, of Conyers Dill & Pearman, Bermuda counsel for certain of the
Selling Shareholders, in form and substance satisfactory to the Representatives.

         (u) The Representatives shall have received an opinion, dated such
Closing Date, of Mourant du Feu & Jeune, Jersey counsel for certain of the
Selling Shareholders, in form and substance satisfactory to the Representatives.

         (v) The Representatives shall have received from Simpson Thacher &
Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such
Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives may

                                       22

require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (w) The Representatives shall have received a certificate or certificates, dated such Closing Date, of the Chief Executive Officer and the
Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any
Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional
Registration Statement (if any) satisfying the requirements of subparagraphs (1)
and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any underwriter;
and, subsequent to the date of the most recent financial statements in the
Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition
(financial or other), business, properties or results of operations of the
Company and its subsidiaries taken as a whole except as set forth in the
Prospectus or as described in such certificate.

         (x) The Custodian shall have delivered to the Representatives a letter stating that it will deliver to each Selling Shareholder a United States
Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

         (y) The Selling Shareholders and the Company shall have provided the
Representatives with copies of such additional opinions, certificates, letters and documents as the Representatives reasonably request.

         (z) The Offered Securities shall be listed on the New York Stock
Exchange and the Company shall not have taken any action designed to, or likely to, have the effect of delisting the Securities from the New York Stock
Exchange.

         The Representatives may in their sole discretion waive on behalf of the
Underwriters compliance with any conditions to the obligations of the
Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the

                                       23

Prospectus, or any amendment or supplement thereto, or any related
Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such
Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the
Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

         (b) Each Selling Shareholder, severally as to itself and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Shareholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided in writing by such Selling Shareholder expressly for use in the Registration
Statement, the Prospectus or the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the information relating to such Selling Shareholder and any affiliate or associate of such Selling Shareholder included under the caption
"Selling Shareholders"; provided, further, that, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the indemnity agreement contained in this subsection
(b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered
Securities, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such
Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered
Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter in accordance with Section 5(a)(v) hereof and if the
Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities; and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross

                                       24

proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such
Selling Shareholder hereunder.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling
Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any
amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the first, ninth and eleventh paragraphs under the caption "Underwriting."

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c)
except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and

                                       25

(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent, which consent shall not be unreasonably withheld.
Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b)
or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the
Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the
Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the
Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the
Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                                       26

         (f) The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the
Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a
Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the
First or any Optional Closing Date and the aggregate number of shares of Offered
Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the
Representatives may make arrangements satisfactory to the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of
Offered Securities with respect to which such default or defaults occur exceeds
10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Selling Shareholders for the purchase of such
Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9; provided, however, that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination. As used in this Agreement, the term "Underwriter"
includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the
Selling Shareholders, of the Company or its officers and of the several
Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling
Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section
8 or if for any reason the purchase of the Offered Securities by the
Underwriters is not consummated, the Company and the Selling Shareholders, as applicable, shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the
Selling Shareholders, and the Underwriters pursuant to Section 7 shall remain in effect, and, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in

                                       27

effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison
Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if
sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address set forth in the Registration Statement, Attention: Secretary, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to the Custodian at 44 Wall Street, 6th floor, New York, NY 10005; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives
(in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. The Representatives will act for the several
Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken jointly by the Representatives will be binding upon all the Underwriters. Mr. Prakash Melwani will act for the Selling
Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by Mr. Prakash Melwani will be binding upon all of the Selling Shareholders.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS.

         The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "NEW YORK COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such
New York Court in any such suit, action or proceeding. The Company has appointed
CT Corporation, New York, New York, as its authorized agent (the "COMPANY'S
AUTHORIZED AGENT") upon whom process may be served in any

                                       28

such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The
Company represents and warrants that the Company's Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.
Service of process upon the Company's Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         Each Selling Shareholder irrevocably (i) agrees that any legal suit, action or proceeding against such Selling Shareholder arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New
York Court in any such suit, action or proceeding. Each Selling Shareholder has appointed National Registered Agents, Inc., 875 Avenue of the Americas, Suite
501, New York, New York 10001, as its authorized agent (a "SHAREHOLDER'S
AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.
Such appointment shall be irrevocable. Such Selling Shareholder represents and warrants that its Shareholder's Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon such Shareholder's Authorized Agent and written notice of such service to such Selling Shareholder shall be deemed, in every respect, effective service of process upon such Selling Shareholder.

         In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY")
other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the "INDEMNITEE") against any loss incurred by the
Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company, the Selling Shareholder and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term
"RATE OF EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

                                       29

         If the foregoing is in accordance with the Representatives'
understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the
Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,
                                    ............................................

                                    BCP EXCALIBUR HOLDCO (CAYMAN) LIMITED

                                    BOCP EXCALIBUR HOLDCO (CAYMAN) LIMITED

                                    BFIP EXCALIBUR HODLCO (CAYMAN) LIMITED

                                    BGE EXCALIBUR HOLDCO (CAYMAN) LIMITED

                                    WELLINGTON UNDERWRITING PLC

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND UK NO. 1 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND UK NO. 2 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND UK NO. 3 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND UK NO. 4 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND UK NO. 5 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND UK NO. 6 LIMITED
                                     PARTNERSHIP

                                       30

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND US NO. 1 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND US NO. 2 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND US NO. 3 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND US NO. 4 LIMITED
                                     PARTNERSHIP

                                    CANDOVER PARTNERS LIMITED
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     CANDOVER 2001 FUND US NO. 5 LIMITED
                                     PARTNERSHIP

                                    CANDOVER 2001 GMBH & CO. KG
                                     REPRESENTED BY
                                     DEUTSCHE CANDOVER
                                     (MANAGING LIMITED PARTNER) GMBH
                                     REPRESENTED BY
                                     NORBERT PACHO AS MANAGING DIRECTOR

                                    CANDOVER INVESTMENTS PLC

                                    CANDOVER (TRUSTEES) LIMITED

                                    DLJ MERCHANT BANKING III, INC.
                                     AS MANAGING GENERAL PARTNER FOR
                                     AND ON BEHALF OF
                                     DLJMB OVERSEAS PARTNERS III, C.V.

                                    DLJ MERCHANT BANKING III, INC.
                                     AS ADVISORY GENERAL PARTNER FOR
                                     AND ON BEHALF OF
                                     DLJ OFFSHORE PARTNERS III, C.V.

                                       31

                                    DLJ MERCHANT BANKING III, INC.
                                     AS ADVISORY GENERAL PARTNER ON BEHALF OF
                                     DLJ OFFSHORE PARTNERS III-1, C.V.
                                     AND AS ATTORNEY-IN-FACT FOR
                                     DLJ MERCHANT BANKING III, L.P.,
                                     AS ASSOCIATE GENERAL PARTNER FOR AND
                                     ON BEHALF OF
                                     DLJ OFFSHORE PARTNERS III-1, C.V.

                                    DLJ MERCHANT BANKING III, INC.
                                     AS ADVISORY GENERAL PARTNER ON BEHALF OF
                                     DLJ OFFSHORE PARTNERS III-2, C.V.
                                     AND AS ATTORNEY-IN-FACT FOR
                                     DLJ MERCHANT BANKING III, L.P.
                                     AS ASSOCIATE GENERAL PARTNER FOR AND
                                     ON BEHALF OF
                                     DLJ OFFSHORE PARTNERS III-2, C.V.

                                    DLJ MERCHANT BANKING III, INC.
                                     GENERAL PARTNER OF
                                     DLJ MERCHANT BANKING III, L.P.
                                     AS MANAGING LIMITED PARTNER FOR AND
                                     ON BEHALF OF
                                     DLJMB PARTNERS III GMBH & CO. KG

                                    DLJ MB GMBH
                                     AS GENERAL PARTNER FOR AND ON BEHALF OF
                                     DLJMB PARTNERS III GMBH & CO. KG

                                    DLJ MERCHANT BANKING III, INC.
                                     AS MANAGING GENERAL PARTNER FOR AND
                                     ON BEHALF OF
                                     MILLENNIUM PARTNERS II, L.P.

                                    DLJ  LBO PLANS MANAGEMENT
                                     CORPORATION AS
                                     MANAGING GENERAL PARTNER FOR AND ON
                                     BEHALF OF
                                     MBP III PLAN INVESTORS, L.P.

                                    3I GROUP PLC

                                    PHOENIX EQUITY PARTNERS LIMITED
                                     IN ITS CAPACITY AS MANAGER FOR AND
                                     ON BEHALF OF
                                     PHOENIX EQUITY PARTNERS IV "A" L.P.

                                       32

                                    PHOENIX EQUITY PARTNERS LIMITED
                                     IN ITS CAPACITY AS MANAGER FOR AND
                                     ON BEHALF OF
                                     PHOENIX EQUITY PARTNER IV "B" L.P.

                                    PHOENIX EQUITY PARTNERS LIMITED
                                     IN ITS CAPACITY AS MANAGER FOR AND ON BEHALF OF
                                     PHOENIX EQUITY PARTNERS IV "C" L.P.

                                    PHOENIX EQUITY PARTNERS LIMITED
                                     AS ATTORNEY FOR
                                     DONALDSON, LUFKIN & JENRETTE SECURITIES
                                     CORPORATION

                                    PHOENIX EQUITY PARTNERS LIMITED
                                     IN ITS CAPACITY AS
                                     MANAGER FOR AND ON
                                     BEHALF OF PHOENIX
                                     EQUITY PARTNERS III
                                     AND IV EXECUTIVE
                                     INVESTMENT PLAN L.P.

                                    PHOENIX EQUITY PARTNERS LIMITED
                                     IN ITS CAPACITY AS ADMINISTRATOR FOR AND
                                     ON BEHALF OF
                                     THE PHOENIX EQUITY PARTNERS IV
                                     CO-INVESTMENT PLAN

                                    APPLEBY TRUST (BERMUDA) LIMITED
                                     SOLELY AS TRUSTEE OF THE PART A TRUST
                                     FUND OF THE NAMES TRUST

                                    MONTPELIER REINSURANCE LTD.

                                    MOURANT & CO. TRUSTEES LIMITED
                                     IN ITS CAPACITY AS TRUSTEE OF
                                     CANDOVER 2001 EMPLOYEE BENEFIT TRUST

                                       By......................................
                                                    Prakash Melwani
                                                    Attorney-in-Fact

                                    ...........................................

                                    ASPEN INSURANCE HOLDINGS LIMITED

                                        By.....................................
                                                     Julian Cusack
                                                 Chief Financial Officer

                                       33

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.

CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.

Acting on behalf of themselves and as the Representatives of the several
     Underwriters.

CREDIT SUISSE FIRST BOSTON LLC

By............................
      Marilyn V. Hirsch
          Director

DEUTSCHE BANK SECURITIES INC.

By.............................
       Jeff Mortara
     Managing Director

                                       34

                                   SCHEDULE A

                                                                                                  Number of
                                                                           Number of               Optional
                                                                        Firm Securities           Securities
Selling Shareholder                                                       to be Sold              to be Sold
-------------------                                                       ----------              ----------

BCP Excalibur Holdco (Cayman) Limited                                      1,550,171                232,496
BOCP Excalibur Holdco (Cayman) Limited                                       293,224                 43,978
BFIP Excalibur Holdco (Cayman) Limited                                       117,664                 17,647
BGE Excalibur Holdco (Cayman) Limited                                         71,094                 10,663
Wellington Underwriting plc                                                1,271,346                190,702
Candover 2001 Fund UK No.1 Limited Partnership                                96,980                 14,547
Candover 2001 Fund UK No.2 Limited Partnership                                41,250                  6,187
Candover 2001 Fund UK No.3 Limited Partnership                               132,119                 19,818
Candover 2001 Fund UK No.4 Limited Partnership                                13,057                  1,959
Candover 2001 Fund UK No.5 Limited Partnership                                 9,199                  1,380
Candover 2001 Fund UK No.6 Limited Partnership                                71,667                 10,750
Candover 2001 Fund US No.1 Limited Partnership                               125,234                 18,785
Candover 2001 Fund US No.2 Limited Partnership                                78,938                 11,841
Candover 2001 Fund US No.3 Limited Partnership                                44,504                  6,676
Candover 2001 Fund US No.4 Limited Partnership                                12,607                  1,891
Candover 2001 Fund US No.5 Limited Partnership                                52,675                  7,901
Candover 2001 GmbH & Co. KG                                                   17,360                  2,604
Candover Investments plc                                                      88,393                 13,259
Candover (Trustees) Limited                                                    4,021                    603
DLJMB Overseas Partners III, C.V.                                            625,977                 93,897
DLJ Offshore Partners III, C.V.                                               43,091                  6,464
DLJ Offshore Partners III-1, C.V.                                             11,059                  1,659
DLJ Offshore Partners III-2, C.V.                                              7,877                  1,182
DLJMB Partners III GmbH & Co. KG                                               5,226                    784
Millenium Partners II, L.P.                                                    3,583                    537
MBP III Plan Investors, L.P.                                                  93,373                 14,006
3i Group plc                                                                 338,651                 50,798
Phoenix Equity Partners IV "A" L.P.                                          306,483                 22,266
Phoenix Equity Partners IV "B" L.P.                                          247,381                 17,973
Phoenix Equity Partners IV "C" L.P.                                           95,104                  6,909
Donaldson, Lufkin & Jenrette Securities Corporation                           46,112                  3,350
Phoenix Equity Partners III and IV Executive Investment Plan L.P.              2,153                    156
The Phoenix Equity Partners IV Co-Investment Plan                              1,969                    143
Appleby Trust (Bermuda) Limited                                              387,175                 14,696
Montpelier Reinsurance Ltd.                                                  141,104                 21,166
Mourant & Co. Trustees Limited, as trustee of the Candover 2001
  Candover 2001 Employee Benefit Trust                                         2,179                    327
                                                                      -----------------    --------------------
                    Total.........................................         6,450,000                 870,000
                                                                      =================    ====================

                              SCHEDULE B

                                                                    Number of
                                                                Firm Securities
Underwriter                                                    to be Purchased

Credit Suisse First Boston LLC.............                            2,580,000
Deutsche Bank Securities Inc...............                            1,290,000
Morgan Stanley & Co. Incorporated..........                            1,290,000
Goldman, Sachs & Co........................                              645,000
Dowling & Partners Securities, LLC.........                              215,000
Fox-Pitt, Kelton, Inc......................                              215,000
Keefe, Bruyette, & Woods, Inc..............                              215,000
                                                                      ----------
                           Total...........                            6,450,000
                                                                      ==========

                                   SCHEDULE C

1. Third Amended and Restated Registration Rights Agreement
   dated as of November 14, 2003 among the Company and each of the Persons listed on Schedule 1 thereto

2. Three-Year Credit Agreement dated as of August 26, 2003 among the
   Company, Barclays Bank plc and the Lenders named therein, as amended by the First Amendment dated January 22, 2004, the Second Amendment dated
   May 17, 2004, the Third Amendment dated August 2, 2004 and the Fourth
   Amendment dated August 9, 2004

3. 364-Day Day Credit Agreement dated as of August 26, 2003 among the
   Company, Barclays Bank plc and the Lenders named therein, as amended by
   First Amendment dated January 22, 2004, the Second Amendment dated May
   17, 2004, the Third Amendment dated August 2, 2004, the Fourth
   Amendment dated August 9, 2004 and the Fifth Amendment dated August 25,
   2004

4. Indenture dated as of August 16, 2004 between Aspen Insurance Holdings
   Limited, as issuer, and Deutsche Bank Trust Company Americas, as trustee

5. First Supplemental Indenture dated as of August 16, 2004 by and between Aspen
   Insurance Holdings Limited, as issuer, and Deutsche Bank Trust Company
   Americas, as trustee

6. Exchange and Registration Rights Agreement dated August 16, 2004 among the
   Company, Deutsche Bank Securities Inc. and Goldman Sachs & Co. as
   Representatives of the Purchasers named in Schedule I thereto

                                   SCHEDULE D

1. Amended and Restated Shareholders' Agreement dated as of September 30, 2003 among the Company and each of the Persons listed on Schedule A thereto

2. Service Agreement dated September 24, 2004 among Christopher O'Kane, Aspen
   Insurance U.K. Services Limited and the Company

3. Service Agreement dated September 24, 2004 among Sarah Davies, Aspen
   Insurance U.K. Services Limited and the Company

4. Service Agreement dated March 10, 2005 between David May and Aspen Insurance
   UK Services Limited

5. Quota Share Agreement dated October 21, 2003 between Syndicate 3030 and Aspen
   Insurance UK Limited reflecting the slip agreement entered into on
   June 12, 2002 therein

6. Qualifying Quota Share Agreement dated April 15, 2003 between Wellington
   Underwriting, Syndicate 2020 and Aspen Insurance UK Limited

7. Amended and Restated Instrument Constituting Options to Subscribe for Shares
   in Aspen Insurance Holdings Limited dated as of December 2, 2003

                                     Annex I
      Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special
                   United States counsel for the Company

                                    Annex II
   Form of Opinion of Appleby Spurling Hunter, Bermuda counsel for the Company

                                    Annex III
                Form of Opinion of LeBoeuf, Lamb, Greene & MacRae,
                        English counsel for the Company

                                    Annex IV
                Form of Opinion of David Curtin, General Counsel of
                           Aspen Insurance UK Limited

                                     Annex V
     Form of Opinion of Weil, Gotshal & Manges LLP, special United States counsel for the Selling Shareholders